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Exhibit 10.2

SEPARATION AGREEMENT AND FULL RELEASE OF ALL CLAIMS

        THIS SEPARATION AGREEMENT AND FULL RELEASE OF ALL CLAIMS (hereinafter the "Agreement") is entered into by and among FIRST HORIZON PHARMACEUTICAL CORPORATION (the "Company") and BALA VENKATARAMAN ("Employee").

WITNESSETH

        A.    The Company and Employee are parties to that certain Employment Agreement (the "Employment Agreement") dated as of February 12, 2003, and that certain Employee/Independent Contractor Confidentiality and Non-Solicitation Agreement (the "Confidentiality Agreement") dated February 7, 2003.

        B.    Employee has resigned as an officer of the Company and from related offices and positions with affiliates as set forth in the letter of resignation attached hereto as Exhibit A for reference.

        C.    Employee and the Company are terminating their employment relationship effective March 31, 2003, and desire to settle fully and finally all differences between them that may arise out of or relate to Employee's employment with the Company and all other claims Employee has or may have through the date of execution of this Agreement.

        NOW, THEREFORE, in consideration of the recitals, the mutual agreements contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree, promise and covenant as to each of the following:

        1.     Capacity to Execute.

        Each of the parties represents and warrants that he or it is legally viable and competent to enter into this Agreement, is relying on independent judgment and the advice of legal counsel and has not been influenced, pressured or coerced to any extent whatsoever in making this Agreement by any representations or statements made by the Company and/or any person or persons representing the Company, and that the individuals executing this Agreement on his or its behalf are authorized to do so. Each of the parties further represents and warrants that he or it has not sold, assigned, transferred, conveyed or otherwise disposed of all or any part of the claims released hereunder, whether known or unknown.

        2.     Specific Consideration Provided to Employee.

        In exchange for the covenants of Employee hereunder and other good and valuable consideration, and in addition to the benefits to Employee set forth in the Employment Agreement (including those benefits set forth in Section 8(e) of the Employment Agreement which shall be payable to Employee even though Employee resigned) which shall remain in full force and effect subject to the terms and conditions of the Employment Agreement and this Agreement, Employee shall receive the following forms of compensation as severance from the Company:

          (a)   Provided Employee shall not have breached any of the covenants contained in this Agreement, the Employment Agreement or the Confidentiality Agreement, Employee shall receive, within five (5) days after the Effective Date (as defined in Section 10(c) below) of this Agreement but not before April 30, 2003, the sum of $75,000.00 less all legally required deductions and withholdings.

          (b)   The benefits set forth in Section 8(e)(iii) of the Employment Agreement which provide for twelve months of COBRA coverage for Employee shall in addition include such benefits for those of Employee's dependents who are currently included in such coverage subject to COBRA to the extent such benefits otherwise are in effect for Employee under the Employment Agreement, understanding however that Employee is responsible for complying with all terms and conditions of any employee benefit plan.

        The severance obligations set forth in paragraphs 2(a) and 2(b) herein shall constitute the total payment and severance obligations under this Agreement, which represent payments and obligations that Employee would not otherwise be entitled to receive from the Company. Accordingly, Employee understands and warrants that no amount other than as set forth in this Section 2 (which includes amounts set forth in the Employment Agreement) is or shall be due or claimed to be due from the Company and/or from any other person or entity released in paragraph 3 below with respect to any claim or claims released in paragraph 3 below, including, but not limited to, any and all claims for attorneys' fees and the costs of litigation that he may have under any federal, state or local law, common law or in equity.

        3.     Mutual Release of Claims.

        (a)   In consideration of the payment provided for in paragraph 2 above and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged, Employee and his heirs, executors, administrators, agents, assigns, receivers, attorneys, servants, legal representatives, predecessors and successors in interest, regardless of form, trustees in bankruptcy or otherwise, wards, and any other representative or entity acting on his or their behalf, pursuant to, or by virtue of the rights of any of them, do hereby now and forever unconditionally release, discharge, acquit and hold harmless the Company and any parent, subsidiary or related companies, and any and all of their employees, agents, administrators, assigns, receivers, attorneys, servants, legal representatives, affiliates, insurers, predecessors and successors in interest, regardless of form, trustees in bankruptcy or otherwise, insurance benefit plans, and any other representative or entity acting on its or their behalf (collectively, the "Released Parties"), from any and all claims, rights, demands, actions, suits, damages, losses, expenses, liabilities, indebtedness, and causes of action, of whatever kind or nature that existed from the beginning of time through the date of execution of this Agreement, regardless of whether known or unknown, and regardless of whether asserted by Employee to date, including, but not limited to, all claims for or relating to assault, battery, negligence, negligent hiring, negligent retention, negligent supervision, negligent training, negligent or intentional infliction of emotional distress, false imprisonment, defamation (whether libel or slander), personal injury, bodily injury, bad faith, pain and suffering, medical expenses, wage and hour, lost income and earnings (including, but not limited to, back pay, front pay and any other form of present or future income, benefits and/or earnings), equitable reinstatement, breach of any express or implied contract, breach of the covenant of good faith and fair dealing, workers' compensation, wrongful termination, wrongful demotion, wrongful failure to promote, wrongful deprivation of a career opportunity, discrimination (including disparate treatment and disparate impact), hostile work environment, quid pro quo sexual harassment, retaliation, any request to submit to a drug or polygraph test, and/or whistleblowing, whether said claim(s) are brought pursuant to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. § 1981, the Employee Retirement Income Security Act, the Equal Pay Act, the Pregnancy Discrimination Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act or any other constitutional, federal, regulatory, state or local law, or under the common law or in equity.

        Employee further understands and warrants that this Agreement shall operate as a fully binding and complete resolution of all claims as to the parties to this Agreement and all parties represented by or claiming through such parties, and that he shall not be able to seek any monies for any claim, whether known or unknown, against any of the persons or entities released hereunder other than as provided in paragraphs 2 and 6 of this Agreement.

        (b)   The Company does hereby now and forever unconditionally release, discharge, acquit and hold harmless Employee from any and all claims, rights, demands, actions, suits, damages, losses,

expenses, liabilities, indebtedness, and causes of actions, of whatever kind or nature that existed from the beginning of time through the date of execution of this Agreement, regardless of whether known or unknown, and regardless of whether asserted by the Company to date, except for any fraudulent acts or omissions of Employee.

        4.     Covenant Not-to-Sue.

        Employee covenants and agrees not to file or initiate a lawsuit against any of the Released Parties in regard to any claims, demands, causes of action, suits, damages, losses and expenses, arising from acts or omissions of the Company occurring on or before the date of execution of this Agreement, and Employee will ask no other person or entity to initiate such a lawsuit on his behalf. If Employee breaches this covenant and agreement, Employee must immediately repay and refund to the Company all payments he received pursuant to paragraphs 2(a) and 2(b) above, and Employee shall also indemnify and hold harmless the Company, any of the Released Parties, and any of their officers, owners, directors, employees and agents from any and all costs incurred by any and all of them, including their reasonable attorneys' fees, in defending against any such lawsuit.

        5.     No Proceedings Initiated.

        Employee represents and warrants that neither he nor anyone acting on his behalf has filed or initiated any charge or claim against the Company in any administrative or judicial proceeding.

        6.     Amendment of Employment Agreement; Covenants of Employee.

        (a)   Section 8(h) of the Employment Agreement is amended by inserting "(60 days for any option granted prior to January 1, 2000)" after the phrase "90 days" appearing therein. In addition, Section 8(b) of the Employment Agreement is modified to delete the phrase "nor require more than twenty (20) hours of Executive's time per week" from such subsection. Employee acknowledges and agrees that Employee will provide at least 80 hours of consulting services to the Company between the date of this Agreement and April 30, 2003.

        (b)   Employee ratifies and confirms each and every covenant and agreement of Employee contained in the Employment Agreement (as modified hereby) and the Confidentiality Agreement. Employee acknowledges that certain of such covenants and agreement survive the termination of employment of Employee with the Company and remain in full force and effect in accordance with their terms (as modified hereby).

        (c)   Employee agrees that he shall not disparage the Company or otherwise seek to reduce the goodwill of the Company. The Company agrees not to disparage Employee or to act in any way to diminish Employee's reputation.

        (d)   For the avoidance of doubt, the Company and the Employee acknowledge and agree that the following shall remain in full force and effect in accordance with their respective terms:

  (i)
  Any stock options issued by the Company to Employee, as such stock options may have been modified or affected by the terms and provisions of the Employment Agreement and this Agreement; and

  (ii)
  The Indemnification Agreement dated as of February 14, 2000 between Employee and the Company.

        7.     No Voluntary Assistance.

        Employee hereby covenants and agrees that he will not voluntarily assist, support, or cooperate with, directly or indirectly, any entity or person alleging or pursuing any claim, administrative charge, or cause of action against the Company, including without limitation, by providing testimony or other information, audio or video recordings, or documents, except under compulsion of law. If compelled to testify, nothing contained herein shall in any way inhibit or interfere with Employee providing completely truthful testimony. Nor shall anything herein prevent Employee's full cooperation with any investigation or other proceeding by any federal, state or local governmental agency.

        8.     No Admission of Liability.

        The parties agree and acknowledge that this Agreement is a full and complete compromise of the matters released herein between the parties hereto; that neither the releases nor the negotiations for this Agreement and the settlement embodied herein, including all statements or communications made to date, shall be considered admissions by them.

        9.     Confidentiality Agreement.

        (a)   Subject to the limited exceptions set forth in sub-paragraphs 9(b) and 9(c) below, the parties to this Agreement, individually and collectively, agree that all of the terms, conditions, and provisions of this Agreement, including the amount of consideration paid by the Company are to remain strictly and absolutely confidential. The parties, individually and collectively, therefore specifically agree not to disclose any such terms, conditions, provisions, allegations or information to any third party or entity for any purpose other than as provided in sub-paragraphs 9(b) and 9(c) below.

        (b)   If a subpoena is served upon Employee requiring the disclosure of any such confidential information protected by paragraph 9(a), Employee agrees to notify the Company immediately upon service of the subpoena and before responding to the subpoena.

        (c)   The parties, individually or collectively, may disclose information protected by paragraph 9(a) to the following persons and under the following circumstances. Both parties may disclose information protected by paragraph 9(a) to their accountants, financial advisors, tax advisors and attorneys, and the Internal Revenue Service. The Employee may disclose the information published in paragraph 9(a), to his spouse, sons and daughters. The Company also may disclose the information protected by paragraph 9(a) to its management employees and members of its Board of Directors, to any governmental regulatory agency or in any required filings with any regulatory agency, or as required under any state or federal law. In the event of any such disclosure to any accountant, financial advisor, tax advisor, attorney, or to Employee's spouse, sons or daughter, the party who discloses such information shall make such persons aware of the confidentiality provisions of this Agreement.

        10.   Disclosure and Effective Date.

        (a)   Employee is advised to seek legal counsel regarding the terms of this Agreement. Employee acknowledges that he has either sought legal counsel or has consciously decided not to seek legal counsel, contrary to the Company's advice, regarding the terms and effect of this Agreement.

        (b)   Employee acknowledges that this Agreement releases only those claims which exist as of the date of Employee's execution of this Agreement.

        (c)   The Effective Date of this Agreement shall be the last of the date this Agreement is signed by Employee and the Company as set forth on the signature page to this Agreement.

        (d)   Employee expressly acknowledges that the payments and the other consideration that he is receiving under this Agreement constitute material consideration for his execution of this Agreement, and represent valuable consideration to which he would not otherwise be entitled.

        11.   Jurisdiction/Choice of Forum.

        The laws of the State of Georgia shall govern this Agreement, unless pre-empted by any applicable federal law controlling the review of this Agreement. The parties further stipulate and agree that any litigation regarding this Agreement shall be brought in the state or federal courts for the Northern District of Georgia and neither party will object to personal jurisdiction or venue in any of these courts.

        12.   Advice of Attorneys.

        The parties acknowledge that they have fully read, understood and unconditionally accepted this Agreement after consulting with their attorneys or having the opportunity to consult with an attorney, and acknowledge that this Agreement is mutual and binding upon all parties hereto regardless of the extent of damages allegedly suffered by any of the parties hereto.

        13.   Counterparts.

        This Agreement may be signed in counterpart originals with the same force and effect as if signed in a single original document.

        14.   Cooperation of the Parties.

        The parties to this Agreement agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement and the settlement embodied herein. Employee further agrees to fully cooperate with the Company in any and all investigations, inquiries or litigation whether in any judicial, administrative, or public, quasi-public or private forum, in which the Company is involved, whether or not Employee is a defendant in such investigations, inquiries, proceedings or litigation. Employee shall provide truthful and accurate testimony, background information, and other support and cooperation as the Company may reasonably request. The Company will compensate Employee for all travel expenses, attorney's fees, and preparation expenses and lost wages associated with pursuit of actions necessary to comply with Section 14.

        15.   Modification in Writing Only.

        Neither this Agreement nor any provision of this Agreement may be modified or waived in any way except by an agreement in writing signed by each of the parties hereto consenting to such modification or waiver.

        16.   Construction of this Agreement.

        The parties agree that they each have participated in the drafting of this Agreement, and that, as a result, this Agreement shall not be construed in favor of or against any party hereto.

        17.   No False Statements or Misrepresentation.

        The Company and Employee hereby warrants and represents that they have not made any false statements or misrepresentations in connection with this Agreement.

        18.   Headings and Captions.

        The headings and captions used in the Agreement are for convenience of reference only, and shall in no way define, limit, expand, or otherwise affect the meaning or construction of any provision of this Agreement.

        19.   Entire Agreement.

        This Agreement contains the entire agreement of the parties concerning the subject matter hereof, and is intended and shall be construed as an integrated Agreement. Each party understands, acknowledges and hereby represents and warrants that this Agreement supersedes any and all prior or contemporaneous understandings, agreements, representations and/or promises, whether oral or written, which are not expressly set forth herein or expressly referred to in this Agreement, and no understanding, agreement, representation, warranty, promise or inducement has been made concerning the subject matter of this Agreement other than as set forth in this Agreement, and that each party enters into this Agreement without any reliance whatsoever upon any understanding, agreement, representation, warranty or promise not set forth herein.

        This Agreement shall be binding upon and inure to the benefit of the parties hereto, jointly and severally, and the past, present and future heirs, executors, administrators, agents, employees, servants, attorneys, affiliated persons and entities, predecessors and successors in interest and assigns, regardless of form, trustees in bankruptcy or otherwise, and any other representative or entity acting on behalf of, pursuant to, or by virtue of the rights of each.

        IN WITNESS WHEREOF, the undersigned have executed this Separation Agreement and Full Release of All Claims.

EMPLOYEE:
/s/ BALAJI VENKATARAMAN Bala Venkataraman
Date:	3-5-03
FIRST HORIZON PHARMACEUTICAL CORPORATION:
By:	/s/ DARRELL BORNE
Its:	CFO
Date:	3/5/03

Exhibit A

March 5, 2003

Chief Executive Officer and
Board of Directors
First Horizon Pharmaceutical Corporation
6195 Shiloh Road
Alpharetta, Georgia 30005

Gentlemen:

        I am resigning effective immediately from all of my offices with First Horizon Pharmaceutical Corporation and any subsidiary of First Horizon Pharmaceutical Corporation and as trustee, administrator or otherwise for any employee plan of First Horizon Pharmaceutical Corporation.

Sincerely,
/s/ BALAJI VENKATARAMAN

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SEPARATION AGREEMENT AND FULL RELEASE OF ALL CLAIMS